UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TAX-FREE FIXED INCOME FUND V FOR PUERTO RICO RESIDENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 8, 2022, Tax-Free Fixed Income Fund V for Puerto Rico Residents, Inc. (the “Fund”) received a purported notice (the “Notice Letter”) from Ocean Capital LLC (“Ocean Capital”) stating its intention to nominate three director candidates and submit two proposals at the Fund’s 2022 Annual Meeting of Stockholders (the “Meeting”), which is scheduled to be held today at 11:30 AM Atlantic Standard Time (11:30 AM Eastern Daylight Time). The Fund reserves all rights with respect to the Notice Letter.

On July 27, 2022, less than 24 hours before the Meeting, Ocean Capital filed definitive proxy materials with the Securities and Exchange Commission (the “SEC”) with respect to the Meeting. Based on information received by representatives of the Fund from representatives of Broadridge, the Fund does not expect Ocean Capital's definitive proxy materials to be disseminated to the Fund's stockholders before the Meeting.

The Board of Directors has unanimously recommended that you vote FOR each of the Board’s three nominees and AGAINST Ocean Capital's shareholder proposals.